                                                                 EXHIBIT 10.1(M)
                              CONTINUING GUARANTEE
                              --------------------

The undersigned:

I. COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., established at Amsterdam, the Netherlands, hereinafter referred to as: Rabobank Nederland;

     DE NATIONALE INVESTERINGSBANK N.V.,
     established at Den Haag, the Netherlands, hereinafter referred to as: DNIB,

     Rabobank Nederland and DNIB, hereinafter jointly as well as severally also referred to as: the Banks

II.  VARITY CORPORATION,
     a Delaware corporation, having its offices at 672 Delaware Avenue, Buffalo, New York 14209, USA, hereinafter referred to as: the Guarantor

WHEREAS:

- - -    Rabobank Nederland will grant to Heerlen ABS Manufacturing C.V., hereinafter referred to as: the Debtor, an overdraft facility up to a maximum amount of NLG 14,400,000.-- (fourteen million four hundred thousand
     Netherlands Guilders), and
- - -    Rabobank Nederland will grant to the Debtor a loan facility up to a maximum amount of NLG 23,000,000.-- (twenty three million Netherlands Guilders),
     and
- - -    DNIB will grant to the Debtor a loan facility up to a maximum amount of NLG
     25,000,000.-- (twenty five million Netherlands Guilders), the aforesaid overdraft facility and loan facilities collectively as well as separately referred to as: the Facilities;
- - -    It is a condition precedent for the availability of the Facilities that the
     Guarantor has issued an unconditional and irrevocable guarantee in favour of Rabobank Nederland and DNIB, to pay on first demand and without further proof of indebtedness (as defined in article 1 of this Agreement), in the same currency as the indebtedness of Debtor, any and all indebtedness of
     Debtor under the respective terms and conditions of the Facilities;
- - -    The Guarantor indirectly owns 100% of the share capital of Kelsey-Hayes
     Netherlands Inc. and Kelsey-Hayes Heerlen Inc., being the general partners of the Debtor and will benefit from the availability of the Facilities to the Debtor.

HAVE AGREED AS FOLLOWS:

1. The Guarantor, as if it were itself the principal debtor, hereby unconditionally and irrevocably guarantees and promises to pay to the Banks, on first demand and without further proof of indebtedness by the Banks, in the same currency, any and all outstanding indebtedness of Debtor under the respective terms and conditions of the Facilities or as they may be modified or amended from time to time, as such indebtedness becomes due and payable thereunder.
     The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, interest, costs or other charges, debts, obligations and liabilities of Debtor, heretofore, now, or hereafter made, direct, incurred or created, whether voluntary or involuntary and however arising, now or at any time in the future, and whether recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, or whether such indebtedness may be or hereafter become otherwise unenforceable.
     The accounts of the Banks shall be prima facie evidence of any amount which the Debtor may owe to the Banks pursuant to the Facilities.

2. This is a continuing guaranty relating to any indebtedness under the Facilities, including that arising under successive transactions which shall either continue or succeed the indebtedness or from time to time renew it after it has been satisfied.

3. The obligations hereunder are independent of the obligations of Debtor and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against the Debtor or whether Debtor be joined in any such action or actions, it being understood that the Banks may collect on the same obligation only once.

4. (1) The Guarantor hereby waives all rights, pleas, privileges and benefits of any statute of limitations affecting its liability hereunder or the enforcement hereof.

     (2)  The Guarantor waives any right to require Banks to
          a.   proceed against Debtor;
          b.   proceed against or exhaust any security held from Debtor;
          c.   pursue any other remedy in Banks's power whatsoever.

     (3) The Guarantor waives any defense arising by reason of any disability or other defense of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor (other than by reason of payment).
          As long as any indebtedness exists, the Guarantor shall have no right of subrogation, and waives any right to enforce any remedy which Banks now has or may hereafter have against Debtor, and waives any benefit of, and any right to participate in any security now or hereafter held by Banks.

     (4) The Guarantor waives all presentments, demands for performance, notices of nonperformances, protests, notices of protest, notices of dishonour, and notices of acceptance of this Guarantee and of the existence, creation, or incurrence of new or additional indebtedness.

     (5) The Guarantor agrees that its obligations hereunder shall be binding and remain in force and effect, irrespective of the validity, regularity and enforceability of the Facilities, the absence of any action to enforce the same, the recovery of any judgement against Debtor or any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defence to the Guarantor.

5. The Guarantor agrees that each of the Banks may, without notice or demand and without affecting its liability hereunder, agree with the Borrower from time to time to:
     a. renew, compromise, extend, accelerate or otherwise change the time of payment of the indebtedness, including increase or decrease of the rate of the interest thereon;
     b. take and hold security for the payment of the indebtedness guaranteed, and exchange, enforce, waive and release any such security;
     c. apply such security and direct the order or manner of sale thereof as Banks in their discretion may determine.

6. All payments made hereunder shall be made free, without set-off, and clear of, and without deduction for or on account of any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter applicable.
     In the event that the Guarantor is prohibited by law from making such payments free of such deductions or withholdings, the Guarantor shall pay such additional amounts to the Banks as may be necessary in order that the actual amount received by the Banks after all deductions or withholdings (and after payment of such additional amounts) shall equal the amount that would have been received by the Banks if no deduction or withholding were required.

7.   Guarantor represents and warrants that:

     (1) It is a corporation duly organized and validly existing under the laws of the state of Delaware and has full power to issue this Guarantee and it has all requisite corporate power to issue this Guarantee and to perform its obligations hereunder. The issuance of this Guarantee by the Guarantor and performance of its obligations hereunder have been authorised by appropriate corporate action.

          The execution, delivery and performance of this Guarantee do not and will not violate or contravene any provision of law, will not conflict with the articles of incorporation or by-laws or other corporate documents, if any, of the Guarantor and do not and will not conflict with or result in the breach of any provision of any agreement to which the Guarantor or any of its subsidiaries is a party.

     (2) Its obligations hereunder constitute direct and general obligations, legally valid and binding and enforceable against the Guarantor according to its terms which, now and at any time in the future, shall at least rank pari passu with all other unsubordinated obligations of the Guarantor, present and future.

     (3) There is no withholding, income or other tax or charge of the state of Delaware or the USA or any political subdivision or taxing authority thereof or therein or of any taxing authority, federation or association of which the state of Delaware or the USA is a member, applicable to any payment to be made by the Guarantor pursuant to the terms of this Guarantee or any document provided for hereunder or to be imposed on or by virtue of the execution, delivery, performance or enforcement of this Guarantee or any document provided for hereunder.

     (4) The audited financial statements (including the notes thereto) of the Guarantor for the period ending January 31, 1993 which have been delivered to the Banks are complete and correct and fairly present the financial position and the results of operations of the Guarantor and each of its subsidiaries at the date thereof and for the period then ended in conformity with generally accepted accounting principles in the state of Delaware or the USA, as the case may be, consistently applied.
          Since the date of such financial statements there has been no material adverse change in the financial position, results of or operations of the Guarantor or any of its subsidiaries.

     (5) The representations and warranties set out in this Article 7 shall survive the execution of this Guarantee and shall be deemed to be repeated at the time of each drawdown by the Debtor under the Facilities. This Guarantee shall immediately be enforceable if any representation or warranty made in this Guarantee shall at any time prove to be incorrect in any material respect.

8. This Guarantee shall remain in force and not be discharged until all amounts due under the Facilities have been paid in full in accordance with respective terms and conditions thereof.

9. The Guarantor undertakes to provide the Banks with its annual financial statements, audited by an independent auditor, as soon as they have become available and in any event no later than six months after closing the accounts for the relevant year and furthermore the Guarantor shall provide the Banks with its quaterly reports on FORM 10Q, filed with the United States Securities and Exchange Commission for the relevant quarter as soon as they have become available.

10. Each of the Banks shall have the right to set-off or to apply amounts on deposit or account with it or any of its affiliates in reduction of amounts due hereunder, regardless of the currency of such amounts. The Guarantor hereby authorizes the Banks in the name of the Guarantor to perform all such acts and to execute all such documents and instruments as may be necessary or expedient to effect any such set-off or application.

11. All notices, requests, demands or other communications to or upon Guarantor shall be deemed to have been duly given when sent by Banks to the following address:

     Varity Corporation
     672 Delaware Avenue
     Buffalo, New York 14209, U.S.A.
     for the attention of the Treasurer

     with copy by fax to
     Mr. Henry T. Pollock
     - Assistant Treasurer -
     Telefax (1) 716-888\8010

12. In respect of this Guarantee and its implementation, Guarantor irrevocably waives any claim it may now or at any time have to immunity of any kind as to court or arbitration proceedings and the enforcement of any awards, sentences, judgements, injunctions, decrees or court orders legally given or made in connection with such proceedings.

13. This Guarantee and the interpretation thereof shall be governed by and construed in accordance with the laws of the Netherlands.

14. (a) Any suit, action or proceeding against Guarantor with respect to this Guarantee may be brought in the courts of the Netherlands, the United States District Court for the Southern District of New York, or such other courts as the Banks in their sole discretion may decide and Guarantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any suit, action or proceeding and by execution and delivery of this Guarantee, the Guarantor hereby submits to and accepts with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

     (b) The Guarantor hereby irrevocably agrees not to present any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Guarantee in the Netherlands and hereby further irrevocably agrees not to claim that the Netherlands is an inconvenient forum for any such suit, action or proceeding.

15. For the purpose of this Guarantee, also in respect of juridical execution, the parties hereto choose domicile, as far as the Banks are concerned at Utrecht, 18 Croeselaan, The Netherlands and as far as the Guarantor is concerned at the following address:

     Heerlen ABS Manufacturing B.V.
     Postbus 1637
     6201 BP  Maastricht
     (All communications copy by telefax to faxno. 043-821599)


IN WITNESS WHEREOF the parties hereto, acting through their duly authorized representatives, have executed this Guarantee.



I.   COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.


     /s/ K. Wever                                /s/ J.W. Slooten
     ------------------------------              ------------------------------

     date: 21 January 1994


     DE NATIONALE INVESTERINGSBANK N.V.


     /s/ E. Ven Der Berg                         /s/ A. Waaijen
     ------------------------------              ------------------------------



II.  VARITY CORPORATION


     /s/ F.J. Chapman                            /s/ H.T. Pollock
     ------------------------------              ------------------------------


     date: 21 January 1994